UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 17, 2026

SM Energy Company

(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 3200 Denver, Colorado	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	SM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 17, 2026, SM Energy Company (the “Company”) entered into a Purchase and Sale Agreement (the “PSA”) with Caturus Energy, LLC, a Delaware limited liability company (“Purchaser”) and, solely for the purposes of Section 7.8 therof, Caturus Holdco, LLC, pursuant to which the Company agreed to sell all of its rights, titles and interests in certain producing and non-producing assets encompassing approximately 61,000 net acres located in the Company’s southern Maverick Basin position in Webb County, Texas (the “Assets”). Upon the closing of the transaction contemplated by the PSA (the “Transaction”), the Company will receive aggregate cash consideration of $950,000,000 (the “Purchase Price”), subject to certain customary purchase price adjustments set forth in the PSA. Upon execution of the PSA, the Purchaser deposited cash with an escrow agent equal to seven and one-half percent of the unadjusted Purchase Price pursuant to an escrow agreement among the Company, the Purchaser and the escrow agent.

The PSA includes customary representations, warranties, covenants and agreements. The obligations of the parties to complete the Transaction, which is expected to close during the second quarter of 2026, are subject to the satisfaction or waiver of customary closing conditions set forth in the PSA, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and obtaining certain required consents, among others. The Company can make no guarantee that such closing conditions will be satisfied by the expected closing date, or at all. Upon the closing of the Transaction, the deposit will be applied as a credit toward the Purchase Price.

The foregoing description of the PSA and the Transaction is not complete and is qualified in its entirety by reference to the full text of the PSA, a copy of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

In accordance with General Instruction B.2 of Form 8-K, the following information shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On February 18, 2026, the Company issued a press release announcing the Transaction. A copy of the press release is furnished hereto as Exhibit 99.1.

FORWARD LOOKING STATEMENTS

This current report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements in this report include the Company’s statements relating to the Transaction, including the estimated timing of the closing of the Transaction and final Purchase Price, the Company’s ability to obtain certain required consents to the transfer of the assets that are the subject of the Transaction, and the Company’s expectation that the remaining conditions to the closing of the Transaction will be satisfied or waived. There are a number of risks and uncertainties associated with the Transaction, including the risk that the Transaction is not consummated on the terms expected or on the anticipated schedule, or at all, that could cause actual results to differ materially from the forward-looking statements included in this communication. These statements involve known and unknown risks and uncertainties, and may be impacted by the risks discussed in the Risk Factors section of the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K that are available on its website at www.sm-energy.com/investors and on the SEC’s website at www.sec.gov. All forward-looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. Such forward-looking statements are based on assumptions and analyses made by the Company in light of perceptions of current conditions, expected future developments, and other factors that the Company believes are appropriate under the circumstances. Forward-looking statements are not guarantees of future performance and actual events may be materially different from those expressed or implied in the forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*	Purchase and Sale Agreement, dated as of February 17, 2026, by and between SM Energy Company, a Delaware corporation, as Seller, and (i) Caturus Energy, LLC, a Delaware limited liability company, as Purchaser, and (ii) solely for purposes of Section 7.8 thereof, Caturus Holdco, LLC, a Delaware limited liability company
99.1	Press Release of SM Energy Company dated February 18, 2026, entitled "SM Energy Announces Agreement to Sell $950 Million in Assets"
104	Cover Page Interactive Data File (formatted as Inline XBRL and included as Exhibit 101)

*	Certain of the schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date:	February 18, 2026	By:	/s/ JAMES B. LEBECK
James B. Lebeck
Executive Vice President – Chief Corporate Development Officer, General Counsel and Corporate Secretary